                                                                     Exhibit 8.1
           [Letterhead of Fried, Frank, Harris, Shriver & Jacobson]


                                 July 27, 1999

Unisys Corporation
Unisys Way
Blue Bell, Pennsylvania 19424


Ladies and Gentlemen:

     We are acting as your counsel in connection with the acquisition by Unisys Corporation ("Unisys") of Pulsepoint Communications ("Pulsepoint") pursuant to the proposed merger (the "Merger") of Shellco Inc., a wholly-owned subsidiary of Unisys ("Merger Sub"), into Pulsepoint, with Pulsepoint surviving the Merger. The Merger will be consummated pursuant to the Agreement and Plan of Merger dated as of June 14, 1999 by and among Unisys, Merger Sub and Pulsepoint (the "Merger Agreement"). For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

     Unisys has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-4 (the "Registration Statement"), with respect to the common shares of Unisys to be issued to holders of shares of common stock of Pulsepoint in connection with the Merger. In addition, Unisys has prepared, and we have reviewed, a Joint Proxy Statement/Prospectus which is contained in and made a part of the Registration Statement (the "Joint Proxy Statement"), and the Appendices thereto, including the Merger Agreement. In rendering the opinion set forth below, we have relied upon the facts stated in the Joint Proxy Statement and upon such other documents as we have deemed appropriate, including the representations of Unisys and Pulsepoint referred to in the Joint Proxy Statement and set forth in certain officer's certificates from Unisys and Pulsepoint.

     We have assumed that (i) all parties to the Merger Agreement, and to any other documents reviewed by us, have acted, and will act, in accordance with the terms of the Merger Agreement and such other documents, (ii) all facts, information, statements and representations qualified by the knowledge and/or belief of Unisys, Pulsepoint or Merger Sub will be complete and accurate as of the effective time as though not so qualified, (iii) the Merger will be consummated at the effective time pursuant to the terms and conditions set

                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

Unisys Corporation
July 27, 1999
Page 2

forth in the Merger Agreement without the waiver or modification of any such terms and conditions, and (iv) the Merger is authorized by and will be effected pursuant to applicable state law.

     Based upon and subject to the foregoing, and to the qualifications, limitations, representations and assumptions contained in the portion of the Joint Proxy Statement captioned "Material Federal Income Tax Consequences," and in certain officer's certificates from Unisys and Pulsepoint, the portion of the Joint Proxy Statement captioned "Material Federal Income Tax Consequences" represents our opinion as to the material U.S. federal income tax consequences of the Merger under applicable law. No opinion is expressed on any matters other than those specifically referred to herein.

     This opinion is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in that portion of the Joint Proxy Statement captioned "Material Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

                                    Very truly yours,

                                    FRIED, FRANK, HARRIS,
                                     SHRIVER & JACOBSON

                                    /s/ Fried, Frank, Harris, Shriver & Jacobson
                                    ____________________________________________